EXHIBIT 99.4

MAKEMUSIC, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared by MakeMusic, Inc. (“MakeMusic”) to reflect MakeMusic’s stock acquisition of Garritan Corporation (“Garritan”), which was effective on December 30, 2011. The transaction is more fully described in Item 2.01 of the Current Report on Form 8-K dated December 30, 2011 that MakeMusic filed with the Securities and Exchange Commission on January 5, 2012.

Based in Orcas, Washington, Garritan is a leading developer and provider of software musical instruments. This acquisition provides new products, technology, brands and resources that are complementary to MakeMusic and provides growth opportunities for the future.

Under the Stock Purchase Agreement (the “Agreement”), the aggregate purchase price totaled $1.5 million, consisting of $1.375 million in cash and a holdback of $125,000. Subject to terms in the Agreement, the holdback is payable in MakeMusic stock on the 18 month anniversary of the Closing Date, subject to reductions. For the purposes of calculating the number of shares of common stock issuable, the parties agreed to the average of the closing sale price of MakeMusic common stock for the 20 trading days immediately preceding the date of determination.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and the nine month period ended September 30, 2011 are based on the historical financial statements of MakeMusic and Garritan after giving effect to the acquisition and applying the assumptions and pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and for the nine month period ended September 30, 2011 combine the results of operations of MakeMusic and Garritan as if the acquisition of Garritan had occurred on January 1, 2010.

MakeMusic’s acquisition of Garritan has been accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (ASC805). Pursuant to this guidance, MakeMusic used the acquisition method to account for this transaction whereby the purchase price was allocated to the fair values of the tangible and intangible assets acquired and liabilities assumed. The excess of the purchase price over the net tangible and identifiable intangible assets acquired was recorded as goodwill. FASB’s guidance provides that intangible assets with finite lives be amortized over their estimated remaining useful lives, while goodwill and other intangible assets with indefinite lives will not be amortized, but rather tested for impairment on at least an annual basis.

MakeMusic has prepared the unaudited pro forma condensed combined financial statements for illustrative purposes only and they are not intended to represent or be indicative of the combined financial position or combined results of operations that would actually have been realized had MakeMusic and Garritan been a combined company during the respective periods presented or of the results that may be achieved in future periods. In addition, these pro forma financial statements do not reflect the realization of any cost savings that may have been achieved from operating efficiencies, synergies or other activities that may result from the acquisition.

MakeMusic, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2010

(in thousands, except per share amounts)

	MakeMusic	Garritan	Pro forma Adjustments	Note	Pro forma MakeMusic
NET REVENUE	$ 17,148	$ 910	$ (26)	1	$ 18,032

COST OF REVENUES	2,833	302	21	1,4	3,156

GROSS PROFIT	14,315	608	(47)		14,876

OPERATING EXPENSES:

Development expenses	5,524	139	-		5,663

Selling, general and administrative expenses	8,315	185	19	2,3	8,519

Total operating expenses	13,839	324	19		14,182

INCOME FROM OPERATIONS	476	284	(66)		694

Other, net	75	-	(13)	5	62

Net income before income tax	551	284	(79)		756

Income tax (benefit)/expense	(461)	-	76	6	(385)

Net Income	$ 1,012	$ 284	$ (155)		$ 1,141

Income per common share:

Basic	$0.21				$0.24

Diluted	$0.21				$0.23

Weighted average common shares outstanding:

Basic	4,835,478			7	4,835,478

Diluted	4,913,887				4,913,887

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

Nine Month Period Ended September 30, 2011

(in thousands, except per share amounts)

	MakeMusic	Garritan	Pro forma Adjustments	Note	Pro forma MakeMusic
NET REVENUE	$ 11,112	$505	$ (13)	1	$ 11,604

COST OF REVENUES	1,911	280	(34)	1,4	2,157

GROSS PROFIT	9,201	225	21		9,447

OPERATING EXPENSES:
Development expenses	3,271	58	-		3,329
Selling, general and administrative expenses	6,636	116	41	2,3	6,793
Patent litigation expense	225	-	-		225

Total operating expenses	10,132	174	41		10,347

INCOME FROM OPERATIONS	(931)	51	(20)		(900)

Other, net	91	-	(10)	5	81

Net income before income tax	(840)	51	(30)		(819)

Income tax( benefit)/expense	(150)	-	8	6	(142)

Net Income/(loss)	$ (690)	$ 51	$ (38)		$ (677)

Loss per common share:
Basic	($0.14)				($0.14)
Diluted	($0.14)				($0.14)

Weighted average common shares outstanding:
Basic	4,884,755			7	4,894,074
Diluted	4,884,755				4,894,074

See notes to unaudited pro forma condensed combined financial statements.

MakeMusic, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

The pro forma condensed combined financial statements are based upon the historical consolidated financial statements of MakeMusic and Garritan and certain adjustments which MakeMusic believes are reasonable to give effect to the Garritan acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments.

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

(1)	Elimination of sales of product by Garritan Corporation to MakeMusic and the corresponding cost of revenues that would be eliminated in consolidation as follows:

For the Year Ended December 31, 2010
	MakeMusic	Garritan	Total
Revenue	-	$ (26,000)	$ (26,000)
Cost of Revenues	$ (26,000)	-	$ (26,000)

For the None Months Ended September 30, 2011
	MakeMusic	Garritan	Total
Revenue	-	$ (13,000)	$ (13,000)
Cost of Revenues	$ (13,000)	-	$ (13,000)

(2)	Additional compensation expense of $27,000 for the year ended December 31, 2010 and $47,000 for the nine months ended September 30, 2011, to increase compensation expense to be consistent with salary after acquisition.

(3)	A reduction of $8,000 in depreciation expense for the year ended December 31, 2010 and $6,000 for the nine months ended September 30, 2011 for depreciation expense on property and equipment not acquired.

(4)	An increase of $47,000 for the year ended December 31, 2010 and a decrease of $21,000 for the nine months ended September 30, 2011 to adjust amortization based on the fair value of assets acquired and estimated useful lives.

Acquired capitalized software was recorded at its estimated fair value of $226,000. Adjustments to record estimated straight line amortization expense of $45,000 and $34,000 were made for the year ended December 31, 2010 and the nine month period ended September 30, 2011, respectively:

			Pro forma amortization
Capitalized Software	Fair Value	Life (in years)	Fiscal year ended December 31, 2010	Nine months ended September 30, 2011
Aria Player	$226,000	5	$45,000	$34,000

Acquired finite-lived intangible assets were recorded at their fair value of $1,020,000. Adjustments to record estimated straight line and accelerated amortization expense of approximately $243,000 and $191,000 were made for the year ended December 31, 2010 and the nine month period ended September 30, 2011, respectively:

			Pro forma amortization
Intangible Assets	Fair Value	Life (in years)	Fiscal year ended December 31, 2010	Nine months ended September 30, 2011
Soundware sample libraries, Misc	$ 72,000	3	$ 24,000	$ 18,000

Soundware sample libraries, Complete	421,000	6	177,000	85,000

Soundware sample libraries, Incomplete	307,000	7	31,000	80,000

Trademark & Trade names	220,000	20	11,000	8,000

	$1,020,000		$ 243,000	$ 191,000

A reduction in capitalized software amortization for expense recorded by Garritan of approximately $241,000 and $246,000 were made for the year ended December 31, 2010 and the nine month period ended September 30, 2011, respectively:

	Fiscal year ended December 31, 2010	Nine months ended September 30, 2011
Capitalized Software	($ 241,000)	($ 246,000)

(5)	A reduction in interest income of $13,000 for the year ended December 31, 2010 and $10,000 for the nine months ended September 30, 2011 associated with reduction of the Company’s cash by $1,375,000 used in funding the acquisition.

(6)	To record the pro forma tax expense of $76,000 for the year ended December 31, 2010 and the tax benefit of $8,000 for the nine months ended September 30, 2011 on the adjustments to pro forma income before income taxes based on an estimated statutory rate of 37%. Pro forma combined provision for income taxes does not reflect the amounts that would have resulted had MakeMusic and Garritan filed consolidated income tax returns during the periods presented.

(7)	To adjust for shares issued subsequent to the holdback period. The holdback totals $125,000 and is subject to an 18-month holdback period, therefore it was assumed the shares were issued July 1, 2011. The holdback is payable in shares of MakeMusic’s common stock, with a share price equal to $4.52, which represented the average closing price of MakeMusic common stock for the 20 trading days prior to the closing of the acquisition.

The pro forma unaudited results do not purport to be indicative of the results which would have been obtained had the acquisition been completed as of the beginning of the earliest period presented. In addition, they do not include any benefits that may result from the acquisition due to synergies that may be derived.